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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in (1) the Registration Statement (Form S-8 No. 33-83442) pertaining to the Hugoton Energy Corporation 1993 Stock Option Plan, Hugoton Energy Corporation 1993 Nonemployee Directors Stock Option Plan, John T. McNabb, II Nonstatutory Stock Option Agreement, and David S. Elkouri Nonstatutory Stock Option Agreement, (2) the Registration Statement (Form S-8 No. 33-97092) pertaining to the Hugoton Energy Corporation 1995 Stock Option Plan, (3) the Registration Statement (Form S-8 No. 33-83440) pertaining to the Hugoton Energy Corporation 401(k) Profit Sharing Plan, (4) the Registration Statement (Form S-8 No. 333-15095) pertaining to the Hugoton Energy Corporation Amended and Restated 1993 Nonemployee Directors Stock Option Plan and the Jay W. Decker Nonstatutory Stock Option Agreement and (5) the Registration Statement (Form S-8 No. 333-36269) pertaining to the Hugoton Energy Corporation Amended and Restated 1995 Stock Option Plan and Jay W. Decker Nonstatutory Stock Option Agreement of our report dated March 24, 1998, with respect to the consolidated financial statements and schedule of Hugoton Energy Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 1997.

                                        ERNST & YOUNG LLP

Wichita, Kansas
March 24, 1998